UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 24, 2026

AEHR TEST SYSTEMS
(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AEHR	The NASDAQ Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Narsing Vijayrao to the Board of Directors

On October 24, 2026, the Board of Directors (the “Board”) of Aehr Test Systems, a California corporation (the “Company”), approved an increase in the authorized number of directors from six to seven and appointed Narsing Vijayrao to serve as a member of the Board, effective October 28, 2026. Mr. Vijayrao has been appointed to serve on the Compensation Committee of the Board. Mr. Vijayrao will serve until the Company’s next annual meeting of shareholders.

Mr. Vijayrao is a senior technology executive with approximately 30 years of experience in infrastructure, artificial intelligence, and semiconductor technologies across hyperscale, enterprise, and startup environments. He most recently served as Vice President of Infrastructure at Meta Platforms, Inc., a multinational technology company, where he was responsible for strategy and technology infrastructure supporting the company’s global operations. During his more than 13 years at Meta Platforms, Inc., from April 2013 to August 2026, he held various senior leadership roles focused on long-term technology strategy and execution. Previously, from October 2003 to February 2013, Mr. Vijayrao held various leadership positions at Advanced Micro Devices, Inc., a multinational semiconductor company, including as a technologist in the Office of the Chief Technology Officer. He holds a Master of Science in Electrical & Computer Engineering from Purdue University.

The Board has determined that Mr. Vijayrao qualifies as an independent director under the Nasdaq listing standards. There are no arrangements or understandings between Mr. Vijayrao and any other person pursuant to which he was selected as a director. There are no transactions involving Mr. Vijayrao that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Vijayrao will receive compensation in accordance with the Company’s standard compensation arrangements. Upon the effective date of his appointment to the Board, Mr. Vijayrao will receive an annual cash retainer of $65,000 and an initial grant of RSUs totaling $140,000 vesting over four years from the date of grant. The number of RSUs will be calculated based upon the Company’s stock price at the grant date. The initial grant vests as to 1/16th of the total number of RSUs on each quarterly anniversary of the grant date, subject to continued service. Thereafter, Mr. Vijayrao will be eligible to receive an annual grant of RSUs totaling $140,000, which will vest as to 1/4th of the total number of RSUs on each quarterly anniversary of the grant date over one year, subject to continued service. Mr. Vijayrao will also enter into the Company’s standard form of indemnification agreement on the form previously approved by the Board and entered into with the Company’s other directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEHR TEST SYSTEMS

Date: October 29, 2026	By:	/s/ Chris P. Siu
Chris P. Siu
Executive Vice President of Finance and
Chief Financial Officer

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